UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 24, 2019

UPLAND SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36720	27-2992077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Congress Avenue, Suite 1850
Austin, Texas 78701
(Address of principal executive offices, including zip code)

(512) 960-1010
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UPLD	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☒

Item 1.01    Entry into a Material Definitive Agreement.
On May 28, 2019 Upland Software, Inc., a Delaware corporation (the “Company” or “Upland”), issued a press release announcing the May 24, 2019 completion of its acquisition of Daily Inches, Inc., d/b/a Kapost, a Delaware corporation (“Kapost”), pursuant to an Agreement and Plan of Merger dated May 23, 2019, by and among Upland, Kapost, Hammerhead Acquisition Corporation, a wholly owned subsidiary of the Company (the “Merger Sub”), and Epic Start Consulting, LLC, a Colorado limited liability company, solely in its capacity as Stockholder Representative (the “Merger Agreement”). Pursuant to the Merger Agreement and the Delaware General Corporation Law, MergerSub merged with and into Kapost with Kapost continuing as the surviving company of the Merger and a wholly owned subsidiary of the Company.
The purchase price paid for Kapost was $45.0 million in cash at closing and a $5.0 million cash holdback payable in 12 months (subject to indemnification claims).
Item 8.01    Other Events
On May 28, 2019, the Company issued a press release announcing the acquisition of Kapost. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01    Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Description
10.1*
Agreement and Plan of Merger by and among Upland Software, Inc., Hammerhead Acquisition Corporation, Daily Inches, Inc., and Epic Start Consulting, LLC, solely in its capacity as Stockholder Representative dated as of May 23, 2019.

99.1	Press Release issued by Upland Software, Inc., dated as of May 28, 2019.

* Portions of this exhibit have been omitted in accordance with Item 601 of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPLAND SOFTWARE, INC.

By:	/s/ John T. McDonald
John T. McDonald Chief Executive Officer

Date: May 28, 2019